EXHIBIT 10.41(a)

FIRST AMENDMENT TO
AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT

This First Amendment to Amended and Restated Senior Management Agreement (the “First Amendment”) is made and entered into effective as of this 1st day of October, 2004, by and between LECG, LLC, a California limited liability company with a business address of 2000 Powell Street, Suite 600, Emeryville, California 94608 (“LECG”), LECG Corporation, a Delaware corporation (“LECG Corp.”) and successor in interest to LECG Holding Company, LLC (“Holding”) and David Kaplan (“Kaplan”).

RECITALS

A.                                   LECG, Kaplan and Holding, the predecessor in interest to LECG’s current parent company, LECG Corp., entered into an Amended and Restated Senior Management Agreement dated September 29, 2003 (the “Employment Agreement”) to provide, in part, for the terms and conditions upon which Kaplan would provide consulting services to LECG.

B.                                     The parties hereto wish to further amend the Employment Agreement to reflect certain agreed upon terms of Kaplan’s employment with LECG.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1.                                      Compensation for Consulting Services.  As a Director providing consulting services to LECG, Kaplan is entitled to compensation in the form of Director Earnings which consist of Fee Pass-Through Earnings.  Effective October 1, 2004 through December 31, 2004, and continuing each calendar year thereafter, for engagements brought to LECG through Kaplan’s exclusive efforts or jointly with other experts or staff in the firm, the Fee Pass-Through Earnings will be 90% of Kaplan’s billing rate for each hour billed to clients and collected by LECG.

2.                                      Amendment and Waiver.  Section 16.8 of the Employment Agreement is deleted in its entirety and replaced with the following:

The provisions of this Agreement may be amended and/or waived only with the prior written consent of LECG and Kaplan.

3.                                      No Further Amendments.  Except as set forth in this First Amendment, the Employment Agreement has not been modified and remains in full force and effect as of the date hereof.

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4.                                      Counterparts.  This First Amendment may be signed in two or more counterparts, each signed by one or more of the parties hereto so long as each party shall sign at least one counterpart of this First Amendment, all of which taken together shall constitute one and the same instrument.  Signatures delivered by facsimile or in electronic file format will be treated in all respects as originals.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Senior Management Agreement effective on the date first written above.

LECG, LLC		LECG Corporation
a California limited liability company		a Delaware corporation
as successor in interest to LECG Holding Company, LLC
By:	/s/ MARVIN A. TENENBAUM
Marvin A. Tenenbaum
Its:	General Counsel	By:	/s/ MARVIN A. TENENBAUM
Marvin A. Tenenbaum
		Its:	General Counsel

/s/ DAVID KAPLAN
David Kaplan

In satisfaction of the requirements under Section 16.8 of the Employment Agreement, this First Amendment to Amended and Restated Senior Management Agreement is hereby agreed to and acknowledged by:

LECG Funding Corporation
a Delaware Corporation,
as successor in interest to TCEP/LECG Funding Corporation

By:	/s/ MARVIN A. TENENBAUM
Marvin A. Tenenbaum

Its:	General Counsel